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                                                                    Exhibit 23.5


                  Consent of SoundView Technology Group, Inc.

       We hereby consent to the use of our name and to the description of our opinion letter, dated February 6, 2000, in, and to the inclusion of such opinion letter as Annex C to, the proxy statement/prospectus of Ortel Corporation, constituting part of the registration statement on Form S-4 of Lucent Technologies, Inc., filed with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SOUNDVIEW TECHNOLOGY GROUP, INC.

By: /s/ Paul J. Mejean
----------------------------
Name: Paul J. Mejean
Title: Managing Director
February 29, 2000